EXHIBIT 23.1

CONSENT OF COUNSEL

To:  The Colonial BancGroup, Inc.

We hereby consent to the use in this registration statement of The Colonial BancGroup, Inc. on Form S-8 of our name in this registration statement.

MILLER, HAMILTON, SNIDER & ODOM, L.L.C. By: /s/ WILLARD H. HENSON Willard H. Henson

Montgomery, Alabama
DATED:  August 27, 2002